As filed with the United States Securities and Exchange Commission on May 20, 2010

Registration No. 333-144835

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
Registration Statement Under The Securities Act of 1933

UQM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-0579156 (I.R.S. Employer Identification No.)

7501 Miller Drive
Frederick, Colorado 80530
(303) 682-4900
(Address, including zip code and telephone number, including area code, of registrant's principal executive office)

Donald A. French, Treasurer
7501 Miller Drive
Frederick, Colorado 80530
(303) 682-4900
(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:
Garth B. Jensen, Esq.
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
(303) 861-7000

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]             Accelerated filer [ X ]             Non-accelerated filer [  ]             Smaller reporting company [  ]

Deregistration of Unsold Securities.

This Post-Effective Amendment No. 1 to Form S-3 Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-144835), filed with the Securities and Exchange Commission (the "SEC") on July 25, 2007, as amended by the prospectus filed with the SEC under Rule 424(b)(3) on August 1, 2007 (as so amended, the "Registration Statement") by UQM Technologies, Inc. (the "Registrant"), relating to the registration of 1,250,000 shares of common stock, par value $0.01 per share (the "Common Stock") of the Registrant offered by selling shareholders.

In accordance with the Registrant's undertakings in the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all shares of Common Stock registered but remaining unsold as of the date hereof, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, State of Colorado, on the 20th day of May, 2010.

UQM TECHNOLOGIES, INC.
By /s/ Donald A. French Donald A. French Treasurer, Secretary and Chief Financial Officer

Signatures	Title	Date
/s/William G. Rankin William G. Rankin	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 20, 2010
/s/ Donald A. French Donald A. French	Director, Treasurer, Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)	May 20, 2010
/s/ Jerome H. Granrud Jerome H. Granrud	Director	May 20, 2010
/s/ Stephen J. Roy Stephen J. Roy	Director	May 20, 2010
/s/ Joseph P. Sellinger Joseph P. Sellinger	Director	May 20, 2010
/s/ Donald W. Vanlandingham Donald W. Vanlandingham	Director	May 20, 2010